Exhibit 3.3

Statement of Dissolution

filed pursuant to §7-90-301, et seq. and §7-62-203 of the Colorado Revised Statutes (C.R.S.)

ID number:	19911107567

1. Entity name:	SOUTH HERTFORDSHIRE UNITED KINGDOM FUND, LTD.

2. Principal office mailing address:	Media House
(Street name and number or Post Office Box information)

Bartley Wood Business Park

Hook	RG27 9UP
(City)	(State)	(Postal/Zip Code)

Hampshire	United Kingdom
(Province — if applicable)	(Country — if not US)

3. The partnership is dissolved.

4. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

5. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Schwartz	Peter
	(Last)	(First)	(Middle)	(Suffix)

1550 17th Street, Suite 500
(Street name and number or Post Office Box information)

	Denver	CO	80202
	(City)	(State)	(Postal/Zip Code)

United States
	(Province — if applicable)		(Country — if not US)

(The document need not state the true name and address of more than one individual.  However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty.  While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form.  Questions should be addressed to the user’s attorney.